UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

Celera Corporation

(Exact name of registrant as specified in its charter)

001-34116

(Commission File Number)

Delaware	26-2028576
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, CA 94502

(Address of principal executive offices, with zip code)

(510) 749-4200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 16, 2010, the parties to In re PE Corporation Securities Litigation, Master File No. 3:00-CV-705, a class action lawsuit brought on behalf of purchasers of PE Corporation Celera Genomics Group tracking stock in a follow-on public offering conducted in February 2000, entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”). The Settlement Agreement provides for a settlement in the aggregate amount of $11,000,000, which amount will be funded entirely by Life Technologies Corporation’s (as successor to PE Corporation) insurance carrier. The settlement will become effective upon the preliminary approval of the U.S. District Court for the District of Connecticut (the “Court”) and thereafter remains subject to the final approval of the Court at a fairness hearing. The settlement may be terminated at the election of the defendants in the event that a certain percentage of potential class members timely and validly request exclusion from the settlement. Under the terms of our separation agreement with Life Technologies, we agreed to indemnify Life Technologies for liabilities resulting from the class action lawsuit described above to the extent not covered by Life Technologies’ insurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERA CORPORATION

Date: March 19, 2010	By:	/s/ Scott Milsten
Scott Milsten
Senior Vice President, General Counsel and Corporate Secretary